                                                                    Exhibit 23.1

                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Asset Investors Corporation for the registration of 4,224,972 shares of its common stock and to the incorporation by reference therein of our reports (i) dated January 29, 1999, with respect to the consolidated financial statements and schedules of Asset Investors Corporation included in its Annual Report (Form 10-K/A Amendment No. 1) for the year ended December 31, 1998; (ii) dated January 29, 1999, with respect to the consolidated financial statements and schedules of Commercial Assets, Inc. included in its Annual Report (Form 10-K/A Amendment No. 1) for the year ended December 31, 1998; (iii) dated December 3, 1998, with respect to the statement of excess of revenues over specific operating expenses for the year ended September 30, 1998 of Lakeshore Villas Manufactured Home Community included in Commercial Assets, Inc.'s Current Report on Form 8-K dated March 31, 1999; (iv) dated May 4, 1999, with respect to the statement of excess of revenues over specific operating expenses for the year ended December 31, 1998 of Rancho Mirage Manufactured Home Community included in Commercial Assets, Inc.'s Current Report on Form 8-K dated May 7, 1999; (v) dated June 15, 1999, with respect to the statement of excess of revenues over specific operating expenses for the year ended December 31, 1998 of La Casa Blanca Manufactured Home Communities included in Amendment No. 1 to Commercial Assets, Inc.'s Current Report on Form 8-K dated June 30, 1999; (vi) dated September 27, 1999, with respect to the combined statement of excess of revenues over specific operating expenses for the year ended December 31, 1998 of Fiesta Village Manufactured Home Communities included in Amendment No. 1 to Commercial Assets, Inc.'s Current Report on Form 8-K dated August 13, 1999; and (vii) dated December 24, 1999, with respect to the combined statement of excess of revenues over specific operating expenses for the year ended December 31, 1998 of Community Acquisition and Development Corporation Manufactured Home Communities included in Amendment No. 1 to Asset Investors Corporations' Current Report on Form 8-K dated January 31, 2000; all filed with the Securities and Exchange Commission.


                                              /s/ Ernst & Young LLP

Denver, Colorado
March 1, 2000